UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 17, 2004

U.S. PLASTIC LUMBER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-23855	87-0404343

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 W. Glades Road, Suite 440 W.
Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 394-3511

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address,
if changed since last report)

     References to “USPL,” the “Company,” “we,” “us” and “our” in this current report refer to U.S. Plastic Lumber Corp. and its subsidiaries and predecessors unless the context of the description indicates otherwise.

FORWARD LOOKING STATEMENTS

     Certain statements and information included in this current report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this current report, the words or phrases “will”, “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimated”, “projected”, “intends to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to failure to comply with principal obligations and covenants in debt and other agreements, the ability to obtain adequate financing on commercially acceptable terms, economic conditions, changes in law or regulations, failure to comply with Nasdaq’s requirements for continued listing of our common stock, demand for our products and services, newly developing technologies, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition with entities with greater financial resources than those possessed by us, and stockholder dilution. Such factors could materially adversely affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed within this current report. Additional discussion of such factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in our filings with the Securities and Exchange Commission.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Execution of Surrender Of Collateral, Consent To Strict Foreclosure, And Release Agreement.

     We previously reported in current reports on Form 8-K that on or about May 25, 2004, AMPAC Capital Solutions, LLC, a Nevada limited liability company (“AMPAC”), received an assignment of all of rights, title and interest of Guaranty Business Credit Corporation, a Delaware corporation (“GBCC”), in and to that certain Loan and Security Agreement dated as of December 19, 2002 and entered into by and between GBCC and USPL (as amended, restated, modified and supplemented from time to time, the “Loan Agreement”).

     We have failed to pay the monthly payments due on the Term Advance and the Special Advance Subline on June 1, 2004 or the Extension Fee due on June 9, 2004 as required by the Loan Agreement which failures constitute material breaches of the terms and conditions of the Loan Agreement. Due to our default, AMPAC may exercise all of its rights and remedies including taking possession of and liquidating the Collateral specified in the Loan Agreement. The outstanding principal balance due from the USPL to AMPAC as of June 21, 2004 was approximately $7,097,202.89 plus interest, costs, fees and expenses (the “Indebtedness”).

     On June 17, 2004, we entered into a Surrender of Collateral, Consent to Strict Foreclosure, and Release Agreement (the “Consent Agreement”) with AMPAC, which provides that USPL shall turn over certain personal property of USPL located at 14312 Central Ave., Chino, California (the “Chino Facility”), including, but not limited to, all of the furniture, equipment, leasehold improvements, inventory, accounts, chattels, security deposits, utilities deposits, credits and general intangibles and other assets of all kinds, tangible and intangible, used at or in connection with the business being operated at the

2

Chino Facility by USPL (the “California Collateral”), to AMPAC and that AMPAC shall retain said California Collateral in partial satisfaction of the Indebtedness.

     Specifically, the Consent Agreement provides that AMPAC shall retain the California Collateral in satisfaction of the $300,000.00 of the Indebtedness as provided for in Section 9620 of the California Uniform Commercial Code and that such amount shall be credited against, and reduce the amount of, the Indebtedness. USPL has waived and renounced, after default, all of their rights to notice of any kind, including a Notification of Disposition of Collateral, and their right to require disposition of collateral as provided for in Section 9624 of the California Uniform Commercial Code. USPL has also acknowledged that the credit being received for the California Collateral is fair and reasonable.

3

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of businesses acquired.

           Not applicable.

     (b) Pro forma financial information.

           Not applicable.

     (c) Exhibits.

           The following exhibits are filed herewith:

S-K Item Number	Description

10.1	Surrender Of Collateral, Consent To Strict Foreclosure, And Release Agreement

4

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PLASTIC LUMBER CORP. (Registrant)
Date: July 2, 2004	By:	/s/ Michael D. Schmidt
Michael D. Schmidt, Chief Financial Officer

5

EXHIBIT INDEX

S-K Item Number	Description

10.1	Surrender Of Collateral, Consent To Strict Foreclosure, And Release Agreement

6